UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2022
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho

Former name, former address and former fiscal year, if changed since last report:				None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 1.01 Entry Into a Material Definitive Agreement.

IDACORP Credit Facility

On November 18, 2022, IDACORP, Inc. (“IDACORP”) entered into a Third Amendment to Credit Agreement (the “IDACORP Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent, an extending lender, swingline lender, and LC issuer; JPMorgan Chase Bank, N.A.; and MUFG Union Bank, N.A., as extending lenders and LC Issuers; and the other financial institutions party thereto, as lenders (collectively, “Lending Parties”). The IDACORP Facility Amendment amends IDACORP's existing Credit Agreement, dated November 6, 2015, as amended from time to time (collectively with the IDACORP Facility Amendment, the “IDACORP Facility”), among IDACORP and certain of the Lending Parties, which was filed as Exhibits 10.8, 10.10, and 10.12 to IDACORP's Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”).

The IDACORP Facility is a $100 million revolving line of credit, $84,375,000 of which terminates on December 7, 2026 (“Extended Termination Date”) and $15,625,000 of which, representing the commitment of one Lender or its successor, under the IDACORP Facility, terminates on December 6, 2025 (the “Termination Date”). The IDACORP Facility, which will be used for general corporate purposes and commercial paper backup, provides for the issuance of loans not to exceed the aggregate principal amount outstanding at any one time of $100 million, including swingline loans not to exceed an aggregate principal amount outstanding at any time of $10 million and letters of credit in an aggregate principal amount at any time outstanding not to exceed $50 million. IDACORP has the right to request an increase in the aggregate principal amount of the IDACORP Facility to $150 million and to request up to two one-year extensions of the credit agreement, in each case subject to certain conditions.

The amendments to the IDACORP Facility included in the IDACORP Facility Amendment extended $84,375,000 of the IDACORP Facility to the Extended Termination Date and provided for the transition from the London interbank offered rate (“LIBOR”) interest rate benchmark to the secured overnight financing rate administered by the Federal Reserve Bank of New York ("SOFR"), among other things.

Idaho Power Credit Facility

On November 18, 2022, Idaho Power Company (“IPC”), a wholly owned subsidiary of IDACORP, entered into a Third Amendment to Credit Agreement (the “IPC Facility Amendment”) with the Lending Parties. The IPC Facility Amendment amends IPC's existing Credit Agreement, dated November 6, 2015, as amended from time to time (collectively with the IPC Facility Amendment, the “IPC Facility,” and together with the IDACORP Facility, the “Facilities”), among IPC and certain of the Lending Parties, which was filed as Exhibits 10.9, 10.11, and 10.13 to the 2021 Form 10-K.

The IPC Facility is a $300 million revolving line of credit, $253,125,000 of which terminates on December 7, 2026 (“Extended Termination Date”) and $46,875,000 of which, representing the commitment of one Lender or its successor, under the IPC Facility, terminates on December 6, 2025 (the “Termination Date”). The IPC Facility, which will be used for general corporate purposes and commercial paper backup, provides for the issuance of loans and standby letters of credit not to exceed the aggregate principal amount outstanding at any one time of $300 million, including swingline loans not to exceed an aggregate principal amount outstanding at any time of $30 million and letters of credit in an aggregate principal amount at any time outstanding not to exceed $50 million. IPC has the right to request an increase in the aggregate principal amount of the IPC Facility to $450 million and to request up to two one-year extensions of the credit agreement, in each case subject to certain conditions, including, without limitation, obtaining all required approval orders of any public utilities commission or any other applicable regulatory body having jurisdiction over Idaho Power.

The amendments to the IPC Facility included in the IPC Facility Amendment extended $253,125,000 of the IPC Facility to the Extended Termination Date and provided for the transition from the London interbank offered rate (“LIBOR”) interest rate benchmark to the secured overnight financing rate administered by the Federal Reserve Bank of New York ("SOFR"), among other things.

Summary of Additional Terms of the Facilities

The IDACORP Facility and the IPC Facility have similar terms and conditions. The interest rates for any borrowings under the Facilities are based on either (1) Alternate Base Rate, which is a floating rate that is equal to the highest of (a) the prime rate, (b) the federal funds rate plus 0.5 percent, (c) the Adjusted Term SOFR (which is the Term SOFR Rate plus 0.10 percent) plus 1.0 percent, or (d) 0.0 percent or (2) the higher of the Adjusted Term SOFR or 0.0 percent, plus, in each case, an applicable margin. The applicable margin is based on IDACORP's or IPC's, as applicable, senior unsecured long-term indebtedness credit rating by Moody's Investors Service, Inc., Standard and Poor's Ratings Services, and Fitch Rating Services, Inc., as set forth on a schedule to the Facilities. The facility fee for each of the Facilities is also determined by those ratings and is set forth on a schedule to the Facilities.

The events of default under the Facilities include, without limitation, non-payment of principal, interest, or fees; materially false representations or warranties; breach of covenants; bankruptcy or insolvency events; condemnation of property; cross-default to certain other indebtedness; failure to pay certain judgments; change of control; failure of IDACORP to own free and clear of liens the voting stock of IPC; the occurrence of specified events or the incurring of specified liabilities relating to benefit plans; and the incurring of certain environmental liabilities, subject, in certain instances, to cure periods.

Upon any event of default relating to the voluntary or involuntary bankruptcy of IDACORP or IPC or the appointment of a receiver, the obligations of the lenders to make loans under the applicable facility and to issue letters of credit will automatically terminate and all unpaid obligations will become due and payable. Upon any other event of default, the lenders holding greater than 50 percent of the outstanding loans or greater than 50 percent of the aggregate commitments (“Required Lenders”), or the administrative agent with the consent of the Required Lenders, may terminate or suspend the obligations of the lenders to make loans under the applicable facility and to issue letters of credit under the facility and/or declare the obligations to be due and payable. During an event of default under the Facilities, the lenders may, at their option, increase the applicable interest rates then in effect and the letter of credit fee by 2.0 percent per annum.

The Facilities each contain a covenant requiring IDACORP and IPC to maintain a leverage ratio of consolidated indebtedness to consolidated total capitalization (each as defined in the Facilities) equal to or less than 0.65 as of the end of each fiscal quarter. The Facilities contain additional covenants related to, among other items, prohibitions against specified forms of mergers, acquisitions, and investments; restrictions on the creation of certain liens, subject to exceptions, including the lien of IPC's first mortgage; and prohibitions on entering into any agreement restricting the ability of subsidiaries to declare or pay dividends, subject to certain exceptions.

Copies of the IDACORP Facility and IPC Facility are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The description above is a summary of the Facilities, does not provide a complete description of the Facilities, and is qualified in its entirety by the complete text of the Facilities themselves.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed as part of this report.

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated November 18, 2022, among IDACORP, Inc., Wells Fargo Bank, National Association, as administrative agent, an extending lender, swingline lender, and LC issuer; JPMorgan Chase Bank, N.A.; and MUFG Union Bank, N.A., as extending lenders and LC Issuers; and the other financial institutions party thereto
10.2	Third Amendment to Credit Agreement, dated November 18, 2022, among Idaho Power Company, Wells Fargo Bank, National Association, as administrative agent, an extending lender, swingline lender, and LC issuer; JPMorgan Chase Bank, N.A.; and MUFG Union Bank, N.A., as extending lenders and LC Issuers; and the other financial institutions party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  November 23, 2022
IDACORP, INC.
By:      /s/ Brian R. Buckham
Brian R. Buckham
Senior Vice President & Chief Financial Officer

IDAHO POWER COMPANY
By:       /s/ Brian R. Buckham
Brian R. Buckham
Senior Vice President & Chief Financial Officer